Exhibit 10.1
SEVENTH AMENDMENT TO
THE PREPAID CARD PROGRAM MANAGER AGREEMENT
This Seventh Amendment to the Amended and Restated Prepaid Card Program Manager Agreement (this “Seventh Amendment”) is effective as of April 3, 2024 (the “Seventh Amendment Effective Date”), by and between Sutton Bank (“Sutton Bank”) and Marqeta, Inc. (“Manager” or “Processor”, each of Bank and Manager a “Party” and collectively, the “Parties”).
WHEREAS, the Parties executed and delivered that certain Amended and Restated Prepaid Card Program Manager Agreement, dated as of April 1, 2016, as amended from time-to-time (collectively, the “Agreement”);
WHEREAS, the Parties wish to amend the Agreement in the manner set forth herein; and
NOW THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:
1.Definitions. Capitalized terms used in this Seventh Amendment but not defined herein shall have the meaning(s) ascribed to them in the Agreement.
2.Amendment to Section 6.2(A) of the Agreement. The following sentence is hereby added at the end of Section 6.2(A): “The provision by Processor of Processing Services under this Agreement is subject to the Sutton Bank Processing Procedures and service levels attached hereto as Exhibit E and incorporated herein by reference.”
3.Amendment Adding Exhibit E to the Agreement. The Agreement is hereby amended to add Exhibit E to the Agreement (attached hereto as Attachment 1 and incorporated herein by reference) following Exhibit D.
4.Conflict. In the event of any conflict between the terms of the Agreement and this Seventh Amendment, this Seventh Amendment shall control.
5.Effect of Seventh Amendment. All provisions of the Agreement shall remain in full force and effect. After this Seventh Amendment becomes effective, all references in the Agreement referring to the Agreement shall be deemed to be references to the Agreement as amended by this Seventh Amendment. This Seventh Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein. For the avoidance of doubt, this Seventh Amendment (including the subject matter herein) may not be amended, modified or changed in any way except by written instrument executed by an authorized representative of each Party.
6.Miscellaneous. This Seventh Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles. This Seventh Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original, and all of which when taken together shall be deemed one and the same instrument. The Agreement, as amended hereby sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof, supersedes any and all prior contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to such subject matter. This Seventh Amendment shall inure the benefit of and be binding upon the Parties and each of their respective successors and assigns. Section headings used in this Seventh Amendment are included herein for convenience of reference only and will not constitute a part of this Seventh Amendment for any other purpose.
IN WITNESS WHEREOF, the Parties have executed this Seventh Amendment as of the date first above set forth.

Sutton Bank	Marqeta, Inc.
By: /s/ Darryl Clukey	By: /s/ Jonny Davis
Name: Darryl Clukey	Name: Jonny Davis
Title: Chief Payments Officer	Title: VP, Key Accounts

Attachment 1

EXHIBIT E

Sutton Bank Processing Procedures and Service Levels
3